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                                                                     Exhibit 5.2


    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                919 THIRD AVENUE
         NEW YORK, NEW YORK 10022-3897


                             May 12, 1997


Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia  23510-2191

              Re:  Norfolk Southern Corporation
                   Registration Statement on Form S-3
                   (Registration No. 333-24051)
                   ----------------------------------

Ladies and Gentlemen:


         This opinion is furnished by us as special counsel for Norfolk
Southern Corporation, a Virginia corporation (the "Corporation"), in connection with the issuance and sale of four series of Notes, in an aggregate principal amount of $3,000,000,000 (collectively, the "Securities") to be issued pursuant to the Underwriting Agreement (the "Base Underwriting Agreement") and the Pricing Agreement (the "Pricing Agreement" and, together with the Base Underwriting Agreement, the "Underwriting Agreement") to be entered into by the Corporation and Merrill Lynch & Co., J.P. Morgan & Co., PaineWebber Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives for the several underwriters (the "Underwriters"), which Pricing Agreement shall incorporate in its entirety all the provisions of the Base Underwriting Agreement. The Securities are to be issued under the Indenture, dated as of January 15, 1991 (the "Base Indenture"), between the Corporation and First Trust of New York, N.A., as trustee successor (the "Trustee"), as supplemented by a First Supplemental Indenture (the "Supplemental Indenture") to be entered into by the Corporation and the Trustee with respect to the Securities.


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Norfolk Southern Corporation
May 12, 1997
Page 2
         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 33-38595), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $50,000,000 aggregate principal amount of debt securities of the Corporation, filed with the Securities and Exchange Commission (the "Commission") on January 23, 1991 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the "First Related Registration Statement"); (ii) the Registration Statement on Form S-3 (File No. 333-20203), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $1,250,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on January 22, 1997 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the "Second Related Registration Statement"); (iii) the Registration Statement on Form S-3 (File No. 333-24051), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $3,000,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on March 27, 1997 under the Securities Act, Amendment No. 1 thereto filed on May 2, 1997 and Amendment No. 2 thereto filed on May 6, 1997 (such registration statement, as so amended, together with the First Related Registration Statement and the Second Related Registration Statement, being hereinafter referred to collectively as the "Registration Statement"); (iv) the Preliminary Prospectus Supplement, dated May 5, 1997, together with the Preliminary Base Prospectus, dated May 5, 1997 (together, the

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Norfolk Southern Corporation
May 12, 1997
Page 3


"Prospectus") in the forms thereof filed as part of the Registration Statement;
(v) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (vi) the documents incorporated by reference in the Prospectus through May 5, 1997; (vii) an executed copy of the Base Indenture; (viii) the form of Supplemental Indenture; (ix) the forms of Securities and specimen certificates thereof; (x) the form of Base Underwriting Agreement; (xi) the form of Pricing Agreement; (xii) the Articles of Incorporation of the Corporation, as currently in effect; (xiii) the Bylaws of the Corporation, as currently in effect; and (xiv) resolutions of the Board of Directors of the Corporation relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representative of the Corporation and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by parties other than the Corporation we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof. In addition, we have assumed that the Supplemental Indenture, the Securities and the Pricing Agreement, when executed, will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations


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Norfolk Southern Corporation
May 12, 1997
Page 4

of officers and other representatives of the Corporation and others.


          We do not express any opinion as to the laws of any jurisdiction other than the State of New York and the laws of the United States of America to the extent referred to specifically herein. We have assumed that (i) the Corporation has duly authorized the issuance of the Securities and the filing of the Registration Statement under Virginia law; (ii) the Base Indenture was, and the Pricing Agreement, Supplemental Indenture and the Securities will be, duly authorized, executed and delivered by the Corporation under Virginia law; (iii) the choice of New York law in the Base Indenture is legal and valid under the laws of other applicable jurisdictions; and (iv) the execution and delivery by the Corporation of the Pricing Agreement, Base Indenture, Supplemental Indenture and Securities (collectively, the "Operative Documents") and the performance by the Corporation of its obligations thereunder do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Corporation or its property is subject (except that we do not make the assumption set forth in this clause (A) with respect to the Operative Documents), (B) any law, rule or regulation to which the Corporation is subject (except that we do not make the assumption set forth in this clause
(B) with respect to those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Agreements, but without our having made any special investigation with respect to other laws, rules or regulations), (C) any judicial or regulatory order or decree of any governmental authority or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. Reference is made to the opinion of William
A. Noell, Jr., Corporate Counsel to the Corporation, filed as Exhibit 5.1 to the Registration Statement, with respect to matters under the laws of the Commonwealth of Virginia, and our opinions set forth


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Norfolk Southern Corporation
May 12, 1997
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herein are subject to the same limitations, qualifications and assumptions set forth in such opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Base Indenture has been duly executed and delivered by the Corporation under New York law and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to Section 512 of the Base Indenture.

         2. The Securities, when executed and authenticated in accordance with the terms of the Base Indenture and the Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Corporation entitled to the benefits of the Base Indenture and Supplemental Indenture and enforceable against the Corporation in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and (b) we express no opinion as to Section 512 of the Base Indenture.

         William A. Noell, Jr., Corporate Counsel of the Corporation, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Corporation in his capacity as counsel to the Corporation in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to

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Norfolk Southern Corporation
May 12, 1997
Page 6

the use of our name under the heading "Legal Matters" in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as Exhibit
5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                  Very truly yours,



                                  /s/ SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM LLP